AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1996

                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            MDU RESOURCES GROUP, INC.

             (Exact name of registrant as specified in its charter)

                DELAWARE                               41-0423660
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

                             400 NORTH FOURTH STREET
                          BISMARCK, NORTH DAKOTA 58501
                                 (701) 222-7900

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 HAROLD J. MELLEN, JR.          WARREN L. ROBINSON            RICHARD M. FARMER
  PRESIDENT AND CHIEF       VICE PRESIDENT, TREASURER AND     REID & PRIEST LLP
   EXECUTIVE OFFICER           CHIEF FINANCIAL OFFICER       40 WEST 57TH STREET
MDU RESOURCES GROUP, INC.      MDU RESOURCES GROUP, INC.           NEW YORK,
 400 NORTH FOURTH STREET        400 NORTH FOURTH STREET         NEW YORK  10019
      BISMARCK,                       BISMARCK,                 (212) 603-2000
 NORTH DAKOTA 58501              NORTH DAKOTA 58501
   (701) 222-7900                  (701) 222-7900

    (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                                   ----------
     APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED  SALE PURSUANT TO THE PLAN:
From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                                PROPOSED         PROPOSED
                                                                 MAXIMUM          MAXIMUM          AMOUNT OF
         TITLE OF EACH CLASS OF               AMOUNT TO         OFFERING         AGGREGATE       REGISTRATION
       SECURITIES TO BE REGISTERED        BE REGISTERED (1)  PRICE PER UNIT   OFFERING PRICE          FEE
- ----------------------------------------------------------------------------------------------------------------
Common Stock, par value $3.33             3,000,000 Shares      $20.94(2)      $62,820,000(2)         $21,663
- ----------------------------------------------------------------------------------------------------------------
Preference Share Purchase Rights          3,000,000 Rights         --               --                --(3)
================================================================================================================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) Based on the average high and low prices on the composite tape on June 13, 1996, pursuant to Rule 457(c).

(3) Since no separate consideration is paid for the Preference Share Purchase Rights (Rights), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

                                   ----------

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS A PART OF THIS REGISTRATION STATEMENT WILL BE USED AS A COMBINED PROSPECTUS IN CONNECTION WITH THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENT FILE NO. 33-66682.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                   SUBJECT TO COMPLETION, DATED JUNE 17, 1996

PROSPECTUS
- ----------

                            MDU RESOURCES GROUP, INC.

                         AUTOMATIC DIVIDEND REINVESTMENT
                             AND STOCK PURCHASE PLAN

                                3,273,273 SHARES

                                  COMMON STOCK
                                (PAR VALUE $3.33)
                                   ----------
     The Automatic Dividend Reinvestment and Stock Purchase Plan (Plan) of MDU Resources Group, Inc. (Company) provides investors with a simple and convenient method of purchasing shares of the Company's Common Stock, without payment of any brokerage commission or service charge.

     Participation in the Plan is open to (1) stockholders of record of all classes of the Company's capital stock, (2) to the extent described within, beneficial owners of the Company's capital stock and (3) other interested investors who are domiciled in the States of North Dakota, South Dakota, Montana or Wyoming.

     Participants in the Plan may:

     - reinvest dividends automatically on all or any specified number of their shares of the Company's capital stock and/or

     - purchase shares of Common Stock with optional cash payments of not less than $50 per payment and not more than $5,000 per month, including automatic monthly electronic funds transfers from their banks.

        Stockholders of record and eligible interested investors who wish to join the Plan may enroll at any time by completing an Account Authorization Form (Authorization Form) and returning it to Norwest Bank Minnesota, N.A. (Agent.)

        In order to join the Plan, interested investors who are eligible and are not already stockholders of the Company must make an initial cash payment at the time of enrollment of not less than $50, but not more than $5,000.

        Beneficial owners whose shares are held by brokers or other nominees may participate in the reinvestment of dividends to purchase a whole number of shares through participation by their brokers or nominees.

        Participants  who  wish to make  optional  cash   payments  by  means of
monthly electronic funds transfers may do so by completing and returning the Authorization Form.

        The Company has amended the Plan to allow interested investors in the States of North Dakota, South Dakota, Montana and Wyoming to participate in the Plan. The Company may expand the Plan in the future to permit participation by interested investors in other states where the Company has ongoing operations and perhaps in all 50 states.

        THIS PROSPECTUS RELATES TO SHARES OF COMMON STOCK OF THE COMPANY, AND THE PREFERENCE SHARE PURCHASE RIGHTS ATTACHED THERETO (RIGHTS), AVAILABLE FOR PURCHASE UNDER THE PLAN. IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

                                   ----------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                                   ----------

            , 1996

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), and in accordance therewith files reports and other information with the Securities and Exchange Commission (Commission). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock is listed on the New York and Pacific Stock Exchanges. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of such Exchanges.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995; and

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which is deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Office of the Treasurer, MDU Resources Group, Inc., 400 North Fourth Street, Bismarck, North Dakota 58501, telephone (701) 222-7900.

                                   THE COMPANY

     The Company is the issuer of the Common Stock, par value $3.33, offered hereby (Common Stock).

     The Company is a diversified natural resource company which was incorporated under the laws of the State of Delaware in 1924. Its principal executive offices are at 400 North Fourth Street, Bismarck, North Dakota 58501, telephone (701) 222-7900.

     Montana-Dakota Utilities Co., the public utility division of the Company, provides electric and/or natural gas and propane distribution service at retail in North Dakota, eastern Montana, northern and western South Dakota and northern Wyoming, and owns and operates electric power generation and transmission facilities. The Company, through its wholly owned subsidiary, Centennial Energy Holdings, Inc., owns Williston Basin Interstate Pipeline Company (Williston Basin), Knife River Coal Mining Company (Knife River), the Fidelity Oil Group (Fidelity Oil) and Prairielands Energy Marketing, Inc. (Prairielands). Williston Basin produces natural gas and provides underground storage, transportation and gathering services through an interstate pipeline system serving Montana, North Dakota, South Dakota and Wyoming. Knife River surface mines and markets low sulfur lignite coal at mines located in Montana and North Dakota, and through its wholly owned subsidiary, KRC Holdings, Inc., surface mines and markets aggregates and related construction materials in the Anchorage, Alaska area, southern Oregon, north central California and the Hawaiian Islands. Fidelity Oil owns oil and natural gas interests in the western United States, the Gulf Coast and Canada through investments with several oil and natural gas producers. Prairielands seeks new energy markets while continuing to expand present markets for natural gas. Its activities include buying and selling natural gas and arranging transportation services to end users, pipelines and local distribution companies and, through its wholly owned subsidiary, Prairie Propane, Inc., operating bulk propane facilities in north central and southeastern North Dakota.

                             DESCRIPTION OF THE PLAN

     Following are the provisions of the Plan in a question and answer format:

PURPOSE

1.   WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide participants in the Plan with a simple and convenient method of automatically investing all or a portion of their cash dividends and/or making optional cash payments to purchase shares of Common Stock of the Company, without payment of any brokerage commission or service charge. When shares of Common Stock purchased under the Plan are purchased from the Company, the Company will receive additional equity funds. See "Use of Proceeds".

ADVANTAGES AND DISADVANTAGES

2.   WHAT ARE THE ADVANTAGES OF THE PLAN?

     Participants in the Plan may (a) have cash dividends on all or a portion of their shares of any class of the Company's capital stock registered in their own names automatically reinvested and/or (b) invest by making optional cash payments of not less than $50 per payment and not more than $5,000 per month. No brokerage commission or service charge is paid by participants in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends with respect to such fractions, as well as full shares, will be reinvested in additional shares and such shares credited to participants' accounts. Participants can avoid the cumbersome safekeeping of certificates for shares credited to their accounts under the Plan, since stock certificates will not be issued for shares purchased under the Plan unless requested. Regular statements of account provide simplified record keeping.

     Participants  may  also  make  optional  cash  payments   automatically  by
authorizing the Agent to withdraw such payments monthly from their bank accounts by means of electronic funds transfers.

     Beneficial owners whose shares are registered in the names of brokers or other nominees may also participate in the Plan, as described in Question 7.

3.   ARE THERE ANY DISADVANTAGES TO THE PLAN?

     Since shares are purchased on specified dates or during specified periods and are sold (if so requested by the participant) on the open market on dates determined by the Agent, participants have no control over the price at which shares are purchased or sold for their accounts. Therefore, participants bear the risk of fluctuations in the market price of Common Stock.

     In addition, no interest is paid on funds held by the Agent pending investment under the Plan.

ADMINISTRATION

4.   WHO ADMINISTERS THE PLAN?

     Norwest Bank Minnesota, N. A. administers the Plan, purchases shares as agent for participants, serves as custodian of shares held in the Plan, maintains records, sends statements of account to participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Agent or its nominee. All correspondence concerning the Plan should be addressed as follows:

         MDU Resources Group, Inc.
         c/o Norwest Shareowner Services
         Invest Direct
         PO Box 64863
         Saint Paul, MN  55164-0863

     If you need assistance or have any questions regarding the Plan, please write the Agent at the above address or call the Agent toll free at 1-888-291-3713.

PARTICIPATION

5.   WHO IS ELIGIBLE TO PARTICIPATE?

     Any holder of record of shares of any class of the Company's capital stock is eligible to participate in the Plan. Beneficial owners whose shares are held by brokers or other nominees may participate as described in Question 7.

     Other interested investors who are individuals domiciled, or which are corporations or other legal entities whose principal places of business are, in the States of North Dakota, South Dakota, Montana or Wyoming, may also join the Plan.

6.  HOW DO STOCKHOLDERS OF RECORD AND ELIGIBLE INTERESTED INVESTORS PARTICIPATE?

     A holder of record of shares of any class of the Company's capital stock may join the Plan at any time by completing the Authorization Form and returning it to the Agent. An Authorization Form must be signed by or on behalf of the holder of record. When shares are owned by joint tenants, all must sign. When an Authorization Form is signed by an executor, administrator, trustee or guardian, or as attorney, the capacity in which the Authorization Form is signed must be specified. An Authorization Form of a corporate or other organizational owner should be signed by an authorized officer or other official identified as such.

     Other interested investors who are individuals domiciled, or which are corporations or other legal entities whose principal places of business are, in the States of North Dakota, South Dakota, Montana or Wyoming, may join the Plan by completing an Authorization Form and returning it to the Agent accompanied by a payment of not less than $50 and not more than $5,000.

7.   HOW MAY BENEFICIAL OWNERS PARTICIPATE IN THE PLAN?

     Beneficial owners of shares of any class of the Company's capital stock, whose shares are held by brokers or other nominees, may participate in the dividend reinvestment feature of the Plan, if their brokers or other nominees elect to join the Plan on their behalf. Reinvestment of dividends is limited to the purchase of whole shares. Optional cash payments may not be made.

     Brokers and other nominees may participate on behalf of beneficial owners by completing a Broker and Nominee Authorization Form and returning it to the Agent. If the Agent receives written instructions from a broker or nominee no later than the second business day following each dividend record date, the Agent reinvests that dividend in accordance with those instructions. The reinvestment of dividends is limited with respect to each account designated on such Form to the purchase of the largest number of whole shares that can be purchased with the dividends attributable to such account. Any funds remaining after reinvestment are remitted to the broker or other nominee. A dividend check is mailed to the broker or nominee in the usual manner for all shares for which reinvestment instructions are not received by the Agent. Standing instructions are not permitted.

     Since the Agent does not maintain records as to, or hold shares for the accounts of, beneficial owner participants, such participants must look to their brokers or other nominees for records of their participation and with respect to the sale of shares purchased with reinvested dividends or the receipt of certificates therefor.

     A beneficial owner may also participate in the Plan by becoming a holder of record. In order to participate in the Plan as a holder of record, a beneficial owner of shares of common and/or preferred stock whose shares are registered in names other than his own may have some or all of these shares transferred to his name. He can then participate in the Plan as a record owner.

8.   WHAT ARE THE ENROLLMENT DEADLINES?

     If an Authorization Form directing reinvestment of dividends is received by the Agent on or before the dividend record date, that dividend will be reinvested in accordance with the participant's instructions in shares of Common Stock, and such shares will be credited to the participant's account. If the Authorization Form is received by the Agent after the record date, that dividend will be paid in cash, and reinvestment will begin with the next dividend. Dividends for both the common and preferred stocks are normally paid on the first day of January, April, July and October. The dividend record date is normally two weeks before the dividend payment date.

     Enrollment by eligible interested investors or by stockholders who want to make optional cash payments only may be done at any time since optional cash payments are invested monthly. See Question 15 for the specific cut-off dates for investment each month.

9.   WHAT DOES THE AUTHORIZATION FORM PROVIDE?

     The Authorization Form provides for enrollment in the Plan and for the purchase of shares of Common Stock through the following investment options offered under the Plan:

     FULL DIVIDEND REINVESTMENT--Reinvest cash dividends in shares of Common Stock on all shares of any class of the Company's capital stock held of record by a participant.

     PARTIAL DIVIDEND REINVESTMENT--Reinvest cash dividends in shares of Common Stock on a specified number of shares of any class of the Company's capital stock held of record by a participant.

     OPTIONAL CASH PAYMENTS--Invest by making optional cash payments of not less than $50 per payment and not more than $5,000 per month.

     In each case, cash dividends on shares of Common Stock credited to the participant's account under the Plan will be automatically reinvested in additional shares of Common Stock.

     Participants may change their investment options at any time by requesting a new Authorization Form from the Agent. For a change in investment option to be effective with respect to a particular dividend, the new Authorization Form must be received by the Agent on or before the dividend record date.

10.  WHERE CAN FORMS BE OBTAINED?

     Authorization Forms, Automatic Monthly Deduction Forms, Broker and Nominee Authorization Forms, Cash Payment Forms and instructions may be obtained at any time from the Agent. All forms should be returned to the Agent.

11.  MAY PARTICIPANTS GIVE TELEPHONE INSTRUCTIONS?

     Participants may give instructions to the Agent by telephone after they have completed the appropriate section on the Authorization Form and selected a PIN number. Through the use of this feature, participants may obtain forms, change their method or level of participation in the Plan, sell Plan shares, receive certificates for shares credited under the Plan and withdraw from the Plan by telephone. Participants cannot cancel or alter optional cash payments by telephone. See Queston 17.

12.  ARE   THERE  ANY  EXPENSES TO  PARTICIPANTS  IN CONNECTION  WITH  PURCHASES
     UNDER THE PLAN?

     No. All costs of administration of the Plan are paid by the Company. There will be no brokerage commissions or service charges to participants, whether shares are purchased from the Company or on the open market or in negotiated transactions. However, in the event a participant withdraws from the Plan and requests the Agent to sell his shares, the participant will be charged a brokerage commission and any other costs of the sale.

PURCHASES

13.  WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

     Shares of Common Stock may be purchased by the Agent directly from the Company, on the open market, in negotiated transactions, or a combination of the foregoing. The decision as to whether to purchase directly from the Company, on the open market or in negotiated transactions will take into account the Company's need for common equity and general market conditions.

14.  HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

     The number of shares to be purchased depends on the amount of the participant's reinvested dividends, optional cash payments, or both, and the price of the shares of Common Stock. Each participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested divided by the purchase price. No participant may designate a specific number of shares to be purchased.

15. WHEN WILL PURCHASES OF SHARES OF COMMON STOCK BE MADE AND WHAT WILL THE PRICE BE?

     PURCHASES FROM THE COMPANY

     Shares purchased from the Company with reinvested dividends are purchased and credited to participants' accounts as of each dividend payment date. Dividend payment dates for both the common and preferred stock are usually the first days of January, April, July and October. Shares purchased from the Company with optional cash payments received by the Agent by the last business day of any month are purchased and credited to participants' accounts as of the first business day of the following month. Optional cash payments received by the Agent subsequent to the last business day of any month will be used to purchase shares as of the first business day of the second following month. For example, an optional cash payment received after June 28, 1996 will be used to purchase shares on August 1, 1996.

     The price of shares of Common Stock purchased from the Company will be the average of the high and low sales prices for such shares as reported on the composite tape for New York Stock Exchange listed companies on (i) the dividend payment date, or the next day on which the New York Stock Exchange is open, if it is closed on the dividend payment date, or (ii) in the case of shares purchased during any month that is not a dividend payment month, the first day of the month or the next business day on which the New York Stock Exchange is open.

     OPEN MARKET OR NEGOTIATED PURCHASES

     When the Agent purchases shares on the open market, reinvested dividends are used by the Agent to purchase shares during the periods commencing on the dividend payment date and ending at the discretion of the Agent, but no later than the last business days of such January, April, July and October. In no event will dividends remain uninvested more than 30 days after the payment date. Optional cash payments received no later than the last business day of any month are used by the Agent to purchase shares during a period commencing on the first business day of the next month and ending at the discretion of the Agent, but no later than the last business day of such month. In no event will optional cash payments remain uninvested more than 35 days after receipt by the Agent. The number of shares purchased with reinvested dividends and optional cash payments on any day during each purchase period and the prices paid for such shares are determined by the Agent. Shares purchased on the open market will be credited to participants' accounts as of the date on which all purchases for the month are settled.

     The price of shares of Common Stock purchased on the open market or in negotiated transactions will be the weighted average price for all shares purchased by the Agent for the Plan during the month.

OPTIONAL CASH PAYMENTS

16.  HOW DOES THE OPTIONAL CASH PAYMENT OPTION WORK?

     If a participant has checked the "Optional Cash Payment Only" box on the Authorization Form, the Company will pay cash dividends on any shares registered in the participant's name to the participant in the usual manner and will apply any optional cash payment received from the participant to the purchase of shares of Common Stock for the participant's account. Dividends payable on shares of Common Stock credited to the account of the participant under the Plan will be reinvested in additional shares of Common Stock.

     OPTIONAL CASH PAYMENTS RECEIVED AFTER THE LAST BUSINESS DAY OF ANY MONTH WILL BE INVESTED THE SECOND FOLLOWING MONTH. NO INTEREST IS PAID ON OPTIONAL CASH PAYMENTS HELD FOR INVESTMENT. THEREFORE, IT IS TO A PARTICIPANT'S ADVANTAGE TO MAIL OPTIONAL CASH PAYMENTS SO THEY ARE RECEIVED BY THE AGENT SHORTLY BEFORE THE LAST BUSINESS DAY OF ANY MONTH. SEE QUESTION 15.

17.  HOW ARE OPTIONAL CASH PAYMENTS MADE?

     An optional cash payment may not be less than $50 per payment nor more than $5,000 per month.

     An optional cash payment may be made by a participant by forwarding a check or money order in U.S. dollars made payable to Norwest Shareowner Services, accompanied by a Cash Payment Form. Please do not send cash. The same amount of money need not be sent each month, and there is no obligation to make an optional cash payment each month.

     A participant who changes his mind and wants to cancel his most recent optional cash payment must notify the Agent in writing. The notice must be received by the Agent before investment and no later than two business days before the end of the month. However, no refund will be made until the funds from any check or money order have actually been collected by the Agent. Refunds are made without interest.

18.  HOW DO AUTOMATIC CASH PAYMENTS WORK?

     A participant may elect to have monthly cash payments in a designated amount automatically charged against his bank account by completing and sending to the Agent the Automatic Monthly Deduction Form. The Agent will make the necessary arrangements with the participant's bank so that, on or about four business days before the end of each month, the participant's bank account will be charged with the designated amount. A participant will not be required to write any checks or mail any additional forms. A participant may discontinue this arrangement at any time by notifying the Agent in writing by the tenth day of any month. A participant may change the amount of the automatic cash payment by completing a new Automatic Monthly Deduction Form and providing it to the Agent by the tenth day of any month.

REPORTS TO PARTICIPANTS

19.  WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     Participants will be mailed a statement every time a purchase is made for them in the Plan. For instance, participants who reinvest dividends under the Plan will be sent a transaction statement in February, May, August and November. If Plan shares are purchased with optional cash payments during a month when dividend reinvestment is not occurring, participants will be sent a transaction statement related to cash investment for that month. These statements are a participant's continuing record of the cost of his purchases and should be retained for income tax purposes. IT IS THE PARTICIPANT'S RESPONSIBILITY TO RETAIN THESE RECORDS. THE AGENT WILL CHARGE A PARTICIPANT $15 PER YEAR FOR DUPLICATE STATEMENTS.

     In addition, each participant will receive copies of the same communications sent to every other holder of shares of Common Stock, including the Company's quarterly reports, annual report, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

DIVIDENDS

20.  WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?

     Yes, except as described in the response to Question 7.

CERTIFICATES FOR SHARES

21.  WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED?

     Ordinarily, certificates for shares of Common Stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's statement of account. This service protects against loss, theft or destruction of stock certificates.

     Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a participant who wishes to remain in the Plan. This request should be mailed to the Agent. Any remaining full shares and fraction of a share will continue to be credited to the participant's Plan account.

     Shares credited to the account of a participant under the Plan may not be pledged as collateral. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his name.

     Certificates for fractions of shares will not be issued under any circumstances.

22.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

     Certificates for whole shares will be registered when issued in the name in which the account under the Plan is maintained.

WITHDRAWAL

23.  WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the Plan at any time.

     If the request to withdraw is received by the Agent on or before the record date for any cash dividend payment, the participant shall be deemed to have canceled his participation and the amount of the dividend which otherwise would have been invested will be paid to the withdrawing participant. All subsequent cash dividends will be paid to him in cash unless he re-enrolls in the Plan.

     If the request to withdraw is received by the Agent between a dividend record date and the completion of purchases related to that payment date, the withdrawal will be effective as soon as those dividends are reinvested. The next cash dividend and all subsequent cash dividends will be paid to him in cash unless he re-enrolls in the Plan.

     If a request to withdraw is received by the Agent not less than two business days before the end of any month, any optional cash payment the Agent is holding will be returned. If the request is received less than two business days before the end of any month, any optional cash payment being held will be invested, and the participant's withdrawal will be processed thereafter.

24.  HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the Plan by written request to the Agent. The form provided on the back of the participant's statement of account may be used for this purpose.

     When a participant withdraws from the Plan or upon termination of the Plan by the Company, if the participant chooses the "share settlement option", a certificate for whole shares of Common Stock credited to his account under the Plan will be issued, and a cash payment will be made for any fraction of a share.

     The participant may, if he desires, choose the "cash settlement option", which provides for the sale of all of the shares of Common Stock, both whole and fractional, credited to his account under the Plan. If he requests such sale, whole shares will be sold on the New York Stock Exchange on the first business day after receipt of the request. The participant will receive the proceeds of the sale, less any related brokerage commission, any other costs of the sale and Federal income tax withheld (if the participant is a foreign stockholder or is otherwise subject to withholding such as backup withholding). A cash payment representing the fractional share, if any, credited to his account under the Plan will be mailed directly to the participant. Checks will be mailed to the participant on the settlement date.

     Without withdrawing from the Plan, a participant may change the number of shares owned by him participating in the Plan or discontinue his participation with reinvested dividends.

25.  CAN A PARTICIPANT REJOIN THE PLAN?

     A participant who withdraws from the Plan may rejoin the Plan by meeting the requirements set out in Question 6 or 7. Numerous openings and closings of an account are costly, so a particular request to rejoin the Plan could be denied.

SALE OF SHARES

26. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS NAME HELD OUTSIDE THE PLAN?

     If a participant disposes of all shares of Common or Preferred Stock registered in his name held outside the Plan, the Agent will continue to reinvest the dividends on the shares credited to his account under the Plan until notified by such participant that he wishes to withdraw from the Plan.

27.  CAN A PARTICIPANT SELL SHARES UNDER THE PLAN?

     A participant can request the Agent to sell any Plan shares credited to his account. To continue to participate in the Plan, a participant must keep at least one whole share in his Plan account. Shares will be sold on the first business day after receipt of the request, and a check for the proceeds of the sale, less any related brokerage commission and any other costs of the sale, will be mailed to the participant on the settlement date.

28.  WHAT IF A PARTICIPANT SELLS ALL HIS SHARES UNDER THE PLAN?

     As long as a participant's Plan account holds at least one whole share, the account will remain active. Any Plan account with less than one whole share may be closed, and the participant will be sent an account history statement for the current year and a check for any fractional share, less any related brokerage commission and any other costs of the sale.

OTHER INFORMATION

29.  WHAT  HAPPENS  IF  THE  COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
     SPLIT?

     Any stock dividends or split shares distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to stockholders who are not participating in the Plan.

30.  HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF STOCKHOLDERS?

     If shares registered in the name of a participant in the Plan are voted by him by proxy card on any matter submitted to a meeting of stockholders, the total number of shares owned by the participant, I.E., both shares credited to his account under the Plan and those registered in the name of the participant, will be shown on such proxy card and voted on such matter.

     If the proxy card is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

31.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     The Federal income tax consequences to an individual or a corporate participant in the Plan may be summarized as follows:

          a. With respect to reinvested cash dividends used to purchase authorized but unissued shares of Common Stock, a participant will be treated for Federal income tax purposes as having received a distribution in an amount equal to the fair market value on the dividend payment date of the full number of shares and fractional share of Common Stock purchased with reinvested dividends. The fair market value of such shares on the dividend payment date will be treated as dividend income to the participant. The basis of the shares so purchased will be equal to the fair market value of such shares on the dividend payment date.

          b. With respect to reinvested cash dividends used by the Agent to purchase shares for participants in the open market, a participant will be treated for Federal income tax purposes as having received a dividend distribution in an amount equal to the cash reinvested plus any brokerage commissions paid by the Company to obtain the shares. The basis of the shares so purchased will be equal to the amount treated as a dividend distribution to the participant.

          c. A participant who purchases Common Stock with optional cash payments will recognize no taxable income upon such purchases except to the extent of any brokerage commissions paid by the Company. The basis of shares purchased in this manner will be the amount of the optional cash payment plus brokerage commissions.

          d. A participant's holding period for shares of Common Stock acquired pursuant to the Plan will begin on the day following the date the shares are credited to the participant's account.

          e. A participant will not realize taxable income as a result of receipt of certificates for whole shares of Common Stock credited to the participant's account, either upon the participant's request for those shares or upon withdrawal from participation in or termination of the Plan.

          f. A participant will realize gain or loss when the shares of Common Stock are sold or exchanged, and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share of Common Stock credited to the participant's account upon termination of participation in or termination of the Plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis thereof.


     The information set forth above is only a summary and does not purport to be a complete description of all tax consequences of participation in the Plan. The description may be affected by future legislation, IRS rulings and regulations, or court decisions. In addition, the taxation of foreign stockholders, except as noted below, is not discussed in this prospectus. Accordingly, participants should consult with their own tax advisors with respect to the Federal, state, local and foreign tax consequences of participation in the Plan. The foregoing discussion assumes that all dividend distributions are supported by earnings and profits of the Company.

32.  WHAT PROVISION   IS  MADE  FOR  FOREIGN  STOCKHOLDERS  WHOSE  DIVIDENDS ARE
     SUBJECT TO INCOME TAX WITHHOLDING?

     In the case of those foreign stockholders whose dividends are subject to United States income tax withholding, the Agent will apply the net amount of the dividends of such foreign stockholders, after the deduction of taxes (including taxes owing by reason of the purchase of shares of Common Stock with reinvested Common Stock dividends), to the purchase of shares of Common Stock. The statements confirming purchases made for foreign stockholders will indicate the amount of Federal tax withheld. Income tax withheld by the Company may not be refunded by the Company but may be claimed as a credit on an individual Federal income tax return. If such foreign stockholders desire to invest the full amount of their dividends, they may mail optional cash payments to the Agent in an amount equal to the amount of the tax withheld, even if less than $50. In addition, withholding will occur on any sale of shares if a participant is subject to income tax withholding. The check sent to the participant will be reduced by the amount of tax withheld, any related brokerage commission and any other costs of sale.

     Foreign stockholders who check the "Optional Cash Payments Only" box on the Authorization Form will continue to receive cash dividends on shares registered in their names in the same manner as if they were not participating in the Plan. Optional cash payments received from them must be in United States dollars and will be invested in the same manner as payments from other participants.

33.  WHAT IS THE RESPONSIBILITY OF THE COMPANY AND THE AGENT UNDER THE PLAN?

     Neither the Company nor the Agent will be liable in administering the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death and with respect to the prices at which shares are purchased or sold for participants' accounts and the times at which such purchases or sales are made; provided, however, that such limitation of liability shall not affect any rights a participant may have under the Securities Act of 1933 or other applicable federal securities laws.

     A participant should recognize that the Company cannot assure him of a profit or protect him against a loss on the shares purchased by him under the Plan.

34.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     The Company reserves the right to suspend, modify or terminate the Plan at any time. Notice of any such suspension, modification or termination will be sent to all participants.

                                 USE OF PROCEEDS

     The Company will receive no proceeds from open market or negotiated purchases. The proceeds from the purchase of Common Stock directly from the Company are expected to be used for corporate development purposes, including, without limitation, acquisitions made by or on behalf of the Company's subsidiaries and other general corporate purposes, and may include the repayment of a portion of outstanding short-term borrowings incurred for those purposes. The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold.

                           DESCRIPTION OF COMMON STOCK

     The Company's authorized capital stock consists of 75,000,000 shares of Common Stock, $3.33 par value, 500,000 shares of Preferred Stock, $100 par value, 1,000,000 shares of Preferred Stock A, without par value, and 500,000 shares of Preference Stock, without par value.

     There presently are no shares of Preference Stock or Preferred Stock A outstanding. At March 31, 1996, there were outstanding 28,476,981 shares of Common Stock; 20,000 shares of 5.10% Preferred Stock; 100,000 shares of 4.50% Preferred Stock; and 50,000 shares of 4.70% Preferred Stock.

     The following statements are summaries of certain provisions with respect to the Common Stock of the Company contained in its Certificate of Incorporation, as amended, as affected by certain rights of the holders, if any, of the Company's Preferred Stock, Preferred Stock A and Preference Stock and by certain provisions of its Indenture of Mortgage, dated May 1, 1939, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992 (Indenture of Mortgage). Such statements, which do not purport to be complete, are subject in all respects to the full provisions of the Certificate of Incorporation, as amended, and the Indenture of Mortgage, to which reference is made, and to the laws of the State of Delaware. Reference is also made to the Rights Agreement, dated as of November 3, 1988 (Rights Agreement), between the Company and Norwest Bank Minnesota, N.A., as Rights Agent.

     Dividends may be paid on the Common Stock as determined by the Board of Directors out of funds legally available therefor but only if full dividends on all outstanding series of the Preferred Stock, Preferred Stock A and Preference Stock for the then current and all prior dividend periods and any required sinking fund payments with respect to any outstanding series of such Preferred Stock, Preferred Stock A or Preference Stock have been paid or provided for. The Company's Indenture of Mortgage contains certain restrictions upon, among other things, the payment or declaration of cash dividends on shares of the Company's Common Stock.

     The holders of the Common Stock have exclusive voting rights on the basis of one vote per share, except as may be fixed and determined by the Board of Directors in respect of series of the Preferred Stock and Preferred Stock A, or as set forth in the Certificate of Incorporation, as amended, with respect to the Preference Stock or as otherwise provided by law.

     Whenever the cumulative dividends on outstanding series of the Preferred Stock, Preferred Stock A or Preference Stock are in default and unpaid, in whole or in part, for a period of one year, the holders of the Preferred Stock and Preferred Stock A, or Preference Stock, as the case may be, shall be entitled to the same voting rights as the holders of the Common Stock, namely one vote for each share of Preferred Stock, Preferred Stock A or Preference Stock held, which right continues until all arrears in the payment of the cumulative dividends shall have been paid and the dividends thereon for the current dividend period shall have been declared and the funds for the payment thereof set aside. In addition, the consent of the holders, if any, of specified percentages of certain series of the Preferred Stock and Preferred Stock A is required in connection with certain amendments to the Company's Certificate of Incorporation, as amended, and certain increases in authorized amounts or changes in stock senior to the Common Stock.

     The holders of the Common Stock are entitled in liquidation to share ratably in the assets of the Company after required preferential payments to the holders, if any, of the Preferred Stock, Preferred Stock A and Preference Stock.

     The Common Stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto. The outstanding Common Stock is fully paid and nonassessable.

     The Company's Certificate of Incorporation, as amended, contains certain provisions which make it difficult to obtain control of the Company through transactions not having the approval of the Board of Directors, including:

          A provision providing for classification of the Board into three classes comprised of as nearly equal a number of directors as possible, establishing the method of filling any vacancies, and providing that directors may be removed only for cause;

          A provision requiring the affirmative vote of 80% of the outstanding shares of all classes of capital stock of the Company entitled to vote for directors in order to authorize certain "Business Combinations." Any such Business Combination will also be required to meet certain "fair price" and procedural requirements. Neither an 80% stockholder vote nor "fair price" will be required for any Business Combination which has been approved by two-thirds of the "Continuing Directors;"

          A provision permitting the Board of Directors to consider certain specified factors in determining whether or not to approve certain Business Combinations;

          A provision requiring that action by stockholders be taken only at a stockholders' meeting and limiting the ability of stockholders to call a special meeting; and

          A provision providing that certain Articles of the Certificate of Incorporation, as amended, cannot be altered except by 80% of the stockholders entitled to vote unless approved by two-thirds of the Continuing Directors.

          The Common Stock is listed on the New York and Pacific Stock Exchanges (symbol: MDU).

     The Transfer Agent and Registrar for the Common Stock is Norwest Bank Minnesota, N.A., South Saint Paul, Minnesota.

     The Company has adopted a  Preference  Share  Purchase  Rights Plan (Rights
Plan). Each Right entitles the registered holder, until the earlier of November 18, 1998 and the redemption of the Rights, to purchase from the Company two-thirds of one one-hundredth (one one-hundred-and-fiftieth) of a share of Series A Preference Stock (Preference Share) at an exercise price of $50 per one one-hundredth ($33.33 per one one-hundred-and-fiftieth) of a Preference Share (Purchase Price), subject to certain adjustments.

     Capitalized terms used in the following description and not otherwise defined herein have the meanings set forth in the Rights Agreement.

     The Rights initially are represented by the certificates for Common Stock and will not be exercisable or transferable apart from the Common Stock until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 30% or more of such outstanding Common Stock (the earlier of such dates being called the "Distribution Date").

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right multiplied by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, in accordance with the terms of the Rights Agreement, such number of shares of common stock of the acquiring company as shall be equal to the result obtained by (i) multiplying the then current exercise price of the Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, and (ii) dividing that product by 50% of the then current per share market price of the common stock of the acquiring company on the date of consummation of such merger or other business combination.

     In the event that any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at a price equal to the then current exercise price of the Right multiplied by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, in accordance with the terms of the Rights Agreement and in lieu of Preference Shares, such number of shares of Common Stock of the Company as shall be equal to the result obtained by (i) multiplying the then current exercise price of the Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, and (ii) dividing that product by 50% of the then current per share market price of the Company's Common Stock on the date such person became an Acquiring Person.

     The Rights will first become exercisable on the Distribution Date (unless sooner redeemed) and could then begin trading separately from the Common Stock. The Rights will expire on November 18, 1998 (Final Expiration Date), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below.

     At any time prior to the time any person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01333 per Right (Redemption Price). No redemption will be permitted after the time any person becomes an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, provided there is no Acquiring Person, to extend the period during which the Rights may be redeemed, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Purchase Price payable and the number of Preference Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preference Shares, (ii) upon the grant to holders of the Preference Shares of certain rights or warrants to subscribe for or purchase Preference Shares at a price, or securities convertible into Preference Shares with a conversion price, less than the then current market price of the Preference Shares or (iii) upon the distribution to holders of the Preference Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preference Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preference Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     Preference Shares purchasable upon exercise of the Rights will not be redeemable. Each Preference Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (a) $1 per share or (b) 150 times the aggregate dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preference Shares will be entitled to a preferential liquidation payment of $100 per share, provided that holders of the Preference Shares will be entitled to an aggregate amount per share equal to 150 times the aggregate amount to be distributed per share to the holders of shares of Common Stock. Each Preference Share will have no vote, except as otherwise provided for by law or as set forth in the Company's Certificate of

Incorporation, as amended. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preference Share will be entitled to receive 150 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preference Shares' dividend and liquidation rights, the value of the number of one one-hundredths of a Preference Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preference Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preference Shares on the last trading day prior to the date of exercise.

     One Right was distributed to stockholders of the Company for each share of Common Stock owned of record by them on November 18, 1988. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that shall become outstanding so that all shares of Common Stock will have attached Rights.

     The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that any person becomes an Acquiring Person, since until such time the Rights may be redeemed by the Company at $.01333 per Right.

                           EXPERTS AND LEGAL OPINIONS

     The consolidated financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The information set forth in the estimates, dated January 9 and 23, 1996, of Ralph E. Davis Associates, Inc. concerning certain natural gas and oil reserves, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been reviewed and verified by Ralph E. Davis Associates, Inc. and have been incorporated herein in reliance upon the authority of said firm as experts.

     The information set forth in the report, dated May 9, 1994, of Weir International Mining Consultants relating to lignite coal reserves of Knife River Coal Mining Company appearing in the Company's Annual Report on Form l0-K for the year ended December 31, 1995, has been reviewed and verified by Weir International Mining Consultants and has been incorporated herein in reliance upon the authority of said firm as experts.

     The validity of the Common Stock and Rights to be issued under the Plan has been passed upon for the Company by Reid & Priest LLP, New York, New York and by Lester H. Loble, II, Esq., General Counsel for the Company.

================================================================================

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFERING OF THOSE SECURITIES TO WHICH IT RELATES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                   ----------

                                TABLE OF CONTENTS

                                                            PAGE
                                                            ----
        Available Information............................     2
        Incorporation of Certain Documents
          by Reference...................................     2
        The Company......................................     2
        Description of the Plan..........................     3
          Purpose........................................     3
          Advantages and Disadvantages...................     3
          Administration.................................     3
          Participation..................................     4
          Purchases......................................     5
          Optional Cash Payments.........................     6
          Reports to Participants........................     7
          Dividends......................................     7
          Certificates for Shares........................     7
          Withdrawal.....................................     7
          Sale of Shares ................................     8
          Other Information..............................     8
        Use of Proceeds..................................    10
        Description of Common Stock......................    10
        Experts and Legal Opinions.......................    13

================================================================================

                                  MDU RESOURCES
                                   GROUP, INC.

                                3,273,273 SHARES

                                  COMMON STOCK

                                OFFERED PURSUANT
                                     TO ITS

                               AUTOMATIC DIVIDEND
                                REINVESTMENT AND
                                 STOCK PURCHASE
                                      PLAN

                                   ----------
                                   PROSPECTUS
                                   ----------



                                     , 1996

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          S.E.C. Filing Fee..........................     $ 21,663
          Listing Fees ..............................       14,250
          Printing Expenses*.........................       14,000
          Accounting Fees and Expenses*..............        5,000
          Transfer Agent Fees*.......................       62,000
          Legal Fees and Expenses*...................       40,000
          Marketing Fees and Expenses*...............       28,000
          Miscellaneous*.............................       15,087
                                                          --------
                                                          $200,000
                                                          ========
          ----------
          * Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The registrant's By-Laws include the following provision:

SECTION 7.07  INDEMNIFICATION OF OFFICERS, DIRECTORS,
              EMPLOYEES, AND AGENTS; INSURANCE.

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under the foregoing provisions of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this Section 7.07. Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

     (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.

     The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers. The premium, payable solely by the Company, is not separately allocable to the sale of the securities registered hereby.

ITEM 16. EXHIBITS

   EXHIBIT NO.                                    DESCRIPTION OF EXHIBIT
   ----------                                     ----------------------
       *3(a)      --Composite  Certificate of Incorporation  of the Company,  as
                    amended to date (filed as Exhibit 3(a) to Form 10-K for the year ended December 31, 1994, in File No. 1-3480).

       *3(b)      --By-laws of  the  Company,  as  amended  to  date  (filed  as
                    Exhibit 3(b) to Form 10-K for the year ended December 31, 1994, in File No. 1-3480).

       *4(a)      --Indenture   of  Mortgage,  dated  as  of  May  1,  1939,  as
                    restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee) filed as Exhibit 4(a) in Registration No. 33-66682).

       *4(b)      --The    Forty-sixth,    Forty-seventh    and     Forty-eighth
                    Supplements to the Indenture of Mortgage between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), (filed as Exhibits 4(e), 4(f) and 4(g), respectively, in Registration No. 33-53896).

       *4(c)      --Rights Agreement,  dated as of November 3, 1988, between the
                    Company and Norwest Bank Minnesota, N.A., Rights Agent, (filed as Exhibit 4(c) in Registration No. 33-66682).

        5(a)      --Opinion of Lester H. Loble, II, Esq., General Counsel to the
                    Company.

        5(b) and 8--Opinion of Reid & Priest LLP, counsel to the Company.

       23(a)      --Consent of Arthur Andersen LLP.

       23(b)      --Consent of Ralph E. Davis Associates, Inc.

       23(c)      --Consent of Weir International Mining Consultants.

       23(d)      --The  consents of Lester H. Loble, II, Esq. and Reid & Priest
                    LLP are contained in their opinions filed as Exhibit 5(a), and Exhibit 5(b) and 8, respectively, to this Registration Statement.

       24         --The Power of Attorney is on  page II-5 of this  Registration
                    Statement.

- ----------
*Incorporated herein by reference as indicated.


ITEM 17.  UNDERTAKINGS

  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a) (3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if the information is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized to sign, in the City of Bismarck, and the State of North Dakota, on the 14th day of June, 1996.

                                     MDU RESOURCES GROUP, INC.

                                     By:        /s/ Harold J. Mellen, Jr.
                                        ----------------------------------------
                                                  Harold J. Mellen, Jr.
                                         (President and Chief Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                         TITLE                   DATE
            --------                          -----                   ----

   /s/ Harold J. Mellen, Jr.             Chief Executive           June 14, 1996
- -------------------------------       Officer and Director
      Harold J. Mellen, Jr.
         (President and
    Chief Executive Officer)

       /s/ Douglas C. Kane               Chief Operating           June 14, 1996
- -------------------------------       Officer and Director
         Douglas C. Kane
    (Executive Vice President
  and Chief Operating Officer)

     /s/ Warren L. Robinson               Chief Financial          June 14, 1996
- -------------------------------               Officer
       Warren L. Robinson
 (Vice President, Treasurer and
    Chief Financial Officer)

       /s/ Vernon A. Raile            Chief Accounting Officer     June 14, 1996
- -------------------------------
         Vernon A. Raile
 (Vice President, Controller and
    Chief Accounting Officer)

      /s/ John A. Schuchart                   Director             June 14, 1996
- -------------------------------
        John A. Schuchart
     (Chairman of the Board)

      /s/ San W. Orr, Jr.                     Director             June 14, 1996
- -------------------------------
         San W. Orr, Jr.
  (Vice Chairman of the Board)

       /s/ Thomas Everist                     Director             June 14, 1996
- -------------------------------
         Thomas Everist

       /s/ Richard L. Muus                    Director             June 14, 1996
- -------------------------------
         Richard L. Muus

       /s/ Robert L. Nance                    Director             June 14, 1996
- -------------------------------
         Robert L. Nance

        /s/ John L. Olson                     Director             June 14, 1996
- -------------------------------
          John L. Olson

       /s/ Homer A. Scott                     Director             June 14, 1996
- -------------------------------
         Homer A. Scott

      /s/ Joseph T. Simmons                   Director             June 14, 1996
- -------------------------------
        Joseph T. Simmons

/s/ Sister Thomas Welder, O.S.B.              Director             June 14, 1996
- -------------------------------
  Sister Thomas Welder, O.S.B.

                                 EXHIBIT INDEX

   EXHIBIT NO.                                    DESCRIPTION OF EXHIBIT
   ----------                                     ----------------------
       *3(a)      --Composite  Certificate of Incorporation  of the Company,  as
                    amended to date (filed as Exhibit 3(a) to Form 10-K for the year ended December 31, 1994, in File No. 1-3480).

       *3(b)      --By-laws of  the  Company,  as  amended  to  date  (filed  as
                    Exhibit 3(b) to Form 10-K for the year ended December 31, 1994, in File No. 1-3480).

       *4(a)      --Indenture   of  Mortgage,  dated  as  of  May  1,  1939,  as
                    restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee) filed as Exhibit 4(a) in Registration No. 33-66682).

       *4(b)      --The    Forty-sixth,    Forty-seventh    and     Forty-eighth
                    Supplements to the Indenture of Mortgage between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), (filed as Exhibits 4(e), 4(f) and 4(g), respectively, in Registration No. 33-53896).

       *4(c)      --Rights Agreement,  dated as of November 3, 1988, between the
                    Company and Norwest Bank Minnesota, N.A., Rights Agent, (filed as Exhibit 4(c) in Registration No. 33-66682).

        5(a)      --Opinion of Lester H. Loble, II, Esq., General Counsel to the
                    Company.

        5(b) and 8--Opinion of Reid & Priest LLP, counsel to the Company.

       23(a)      --Consent of Arthur Andersen LLP.

       23(b)      --Consent of Ralph E. Davis Associates, Inc.

       23(c)      --Consent of Weir International Mining Consultants.

       23(d)      --The  consents of Lester H. Loble, II, Esq. and Reid & Priest
                    LLP are contained in their opinions filed as Exhibit 5(a), and Exhibit 5(b) and 8, respectively, to this Registration Statement.

       24         --The Power of Attorney is on  page II-5 of this  Registration
                    Statement.

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*Incorporated herein by reference as indicated.